CRAiLAR TECHNOLOGIES, INC. REPORTS FIRST QUARTER RESULTS

First Quarter Highlights:

  Revenues increase to $1.7 million, up 300% from Q1 2014.

  Production volume increases 400% from Q1 2014 and 38% from Q4 2014.

  Adjusted EBITDA loss $0.7 million a 60% improvement from Q1 2014.

Victoria B.C. (May 18, 2015) CRAiLAR Technologies Inc. (the "Company") (OTCQB: CRLRF) (TSXV: CL)), which produces and markets CRAiLAR® Flax fiber The Friendliest Fiber On The Planet™, today reported revenues of $1.7 million for the First Quarter Ended March 28, 2015 ("Q1 2015"), a 300% increase over First Quarter Ended March 29, 2014 ("Q1 2014") revenues of $0.4 million. The net loss for Q1 2015 was $0.2 million or $0.00 per share a $2.4 million improvement compared with Q1 2014's net loss of $2.6 million or $0.05 per share. The Company's Adjusted EBITDA for the quarter was a loss of $0.7 million, a reduction of $0.9 million or 60% from Q1 2014's Adjusted EBITDA loss of $1.6 million. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net loss, see the non-GAAP Financial Measures below.

During Q1 2015, the Company continued to progress optimizing its European production facility. Fiber output volume for Q1 2015 was over one million pounds, an increase of 400% over Q1 2014 and 38% over Q4 2014. Gross loss for Q1 2015 was $40 thousand compared to a gross loss of $0.4 million for Q1 2014. Production output continues to improve, although Q1 2015 production was hampered by equipment challenges that improved towards the end of the quarter. The sales mix for Q1 2015 was evenly split between premium high value fibers and standard lower value fibers while the sales mix for Q4 2014 was predominantly premium fibers. Variable gross profit for Q1 2015 increased three-fold from Q1 2014 from increased volume. Q1 2015 variable gross profit improved, although labor inefficiencies created by equipment downtime and feedstock costs continue to dampen profitability.

The Company worked with its strategic customers during the Q1 2015 to organize trials to validate the opportunity for dedicated facilities. Results so far indicate that the trials have successfully achieved their expected goals and both customer plants remain under discussion. The Company also advanced a number of initiatives to reduce feedstock costs. Test plots of flax and hemp have been planted by a five thousand farmer cooperative, and a term sheet for a direct to farmer program was signed. Direct to farmer feedstock sourcing could reduce feedstock costs by 50% and is an important step in fully realizing CRAiLAR's disruptive potential.

The Company ended Q1 2015 with cash and cash equivalents of $0.9 million down $0.3 million from the year ended December 27, 2014. Cash used in operations was $0.1 million and cash invested in capital equipment was $ 0.3 million. The Company is in compliance with its debt instruments.

The Company will not be hosting an investor update call for Q1 2015 as an update call for Q4 2014 was held a short time ago. The Company will notify investors of future investor calls through a press release.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide "EBITDA," which is a non-GAAP financial measure that consists of net loss before (a) interest expense, (b) accretion expense and (c) depreciation amortization and depreciation. "Adjusted EBITDA" further adjusts EDITDA with respect to share-based compensation expense, facility commissioning expense, fair value adjustment to derivative liabilities, gain/loss on settlement of debt, write down of assets, rent inducement expense, deferred income tax recovery and bargain purchase.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses EBITDA and Adjusted EBITDA as a measure of the Company's operating performance because they assist in comparing the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non-GAAP financial measures are also used by management for planning purposes, including for preparing of internal budgets; allocating resources to enhance financial performance; evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use these measures as supplemental measures to evaluate the overall operating performance of developmental companies. Additionally, the Company believes that lenders or potential lenders use EBITDA and Adjusted EBITDA to evaluate the Company's ability to repay loans.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	For the thirteen weeks ended

	March 28, 2015	March 29, 2014

Net loss	($178)	($2,576)
Interest expense, net	533	541
Accretion expense	59	-
Amortization and depreciation	227	128

EBITDA	$129	($1,907)
Share-based compensation	384	71
Facility Commissioning expense	-	252
Fair value adjustment to derivative liabilities	(174)	-
Exchange gain	(1,520)	-
Rent inducement expense	(8)	(8)

Adjusted EBITDA	($677)	($1,592)

About CRAiLAR Technologies Inc.

CRAiLAR Technologies Inc. CRAiLAR is focused on bringing cost-effective, sustainable, bast fiber-based products to market that are environmentally friendly natural fiber alternatives with equivalent or superior performance characteristics to cotton, wood or fossil-fuel based fibers. The Company's business operations consist primarily of the production of its natural and proprietary CRAiLAR® Flax fibers targeted at the natural yarn and textile industries, as well as the deployment of its CRAiLAR® processing technologies in the cellulose pulp and composites industries. For more information, visit www.crailar.com.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor Relations Contact:

Ted Sanders,
CFO 866-436-7869
ir@crailar.com

Media Contact:
Jay Nalbach, CMO
866-436-7869
pr@crailar.com

CRAiLAR Technologies Inc.
Consolidated Balance Sheets
(In Thousands US Dollars)

	March 28, 2015	December 27, 2014

ASSETS
Current assets
Cash and cash equivalents	$ 862	$ 1,196
Receivable	1,468	3,107
Inventory	618	449
Prepaid expenses and deposits	533	336

	3,481	5,088

Deferred Debt Issuance Costs	872	967
Property and Equipment, net	9,547	10,013
Intangible Assets, net	123	129

	$ 14,023	$ 16,197

LIABILITIES
Current liabilities
Accounts payable	$ 1,700	$ 2,017
Accrued liabilities	1,459	1,224
Unearned revenue	276	264
Current portion of loans payable	430	546
Current portion of long term debt	144	161
Derivative Liabilities	698	872

	$ 4,707	$ 5,084
Non-current liabilities

Loans Payable	333	361
Long Term Debt	16,694	18,024

TOTAL LIABILITIES	$ 21,734	$ 23,469

STOCKHOLDERS' DEFICIT
Capital Stock
Authorized: unlimited common shares without par value
Issued and outstanding: 66,378,003 common shares
(2013 - 47,806,031 common shares)	39,665	39,665
Additional Paid-in Capital	15,603	15,219
Accumulated Other Comprehensive Income	848	1,483
Deficit	(64,817)	(63,639)

	(7,711)	(7,272)

	$ 14,023	$ 16,197

CRAiLAR Technologies Inc.
Consolidated Statements of Operations
(In Thousands US Dollars)
	For the thirteen week Period Ended

	March 28, 2015	March 29, 2014

Revenues	$ 1,727	$ 435

Cost of sales
Materials and direct product production costs	1,489	360
Fixed Overhead	69	98
Facility commissioning costs		252
Depreciation	209	104

Gross loss	$ (40)	$ (378)

Total Operating Expenses
Marketing and promotion	127	83
Amortization and depreciation	18	24
General and administrative	1,034	1,235

	(1,179)	(1,342)

Loss before other items	$ (1,219)	$ (1,720)

Other income (expenses)
Accretion expense	(59)	(262)
Interest	(534)	(541)
Research and development	(61)	(53)
Fair value adjustment derivative liabilities	175	-
Exchange gain	1,520	-

	1,041	(856)

Net loss	$ (178)	$ (2,576)

Loss per share (basic and diluted)	$ (0.00)	$ (0.05)

Weighted average number of common shares outstanding	66,378,003	48,188,001

CRAiLAR Technologies Inc.
Consolidated Statements of Cash Flows
(In US Dollars)

	Period ended March 28, 2015	Period ended March 29, 2014

Cash flows used in operating activities
Net loss	$ (178)	$ (2,576)
Adjustments to reconcile net loss to net cash from operating activities
Amortization and depreciation	227	262
Amortization of debt discount	59	128
Amortization of deferred debt issuance costs	95	106
Fair value adjustment of derivative liability	(175)	-
Rent	(8)	(8)
Stock-based compensation	384	71
Gain on foreign exchange	(1,521)	-
Changes in working capital assets and liabilities
Decrease (increase) in accounts receivable	1,612	(599)
Decrease (increase) in inventory	(208)	32
Increase in prepaid expenses	(222)	(208)
Increase (decrease) in accounts payable	(418)	234
Increase in unearned revenue	-	248
Increase (decrease) in accrued liabilities	215	344
Increase in deferred revenue	12	-
Increase in loans payable	-	6

Net cash used in operating activities	$ (126)	$ (2,208)

Cash flows from (used in) investing activities
Purchase of property and equipment	(257)	(554)
Acquisition of intangible assets	(7)	(20)

Net cash flows used in investing activities	$ (264)	$ (574)

Cash flows used in financing activities
Payment of loans	(31)	-
Loans payable	-	2,136
Proceeds from private placement, net of issue costs	-	3,079
Deferred issuance costs	-	(11)

Net cash flows from financing activities	$ (31)	$ 5,204

Effect of exchange rate changes on cash and cash equivalents	87	252

Increase (decrease) in cash and cash equivalents	(334)	2,674
Cash and cash equivalents, beginning	1,196	1,193

Cash and cash equivalents, ending	$ 862	$ 3,867